SP FUNDS TRUST 485BPOS

Exhibit 99.(e)(2)

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This First Amendment to the ETF Distribution Agreement the “Amendment”) is made as of December 18, 2023, by and between SP Funds Trust (the “Trust”) and Foreside Fund Services, LLC (the “Distributor”.

Background:

A.	The Trust and the Distributor are parties to an ETF Distribution Agreement dated as of November 22, 2023 (the “Agreement”).

B.	The parties desire to amend and restate Exhibit A to the Agreement to reflect the addition of a new series, namely, the SP Funds S&P World (ex-US) ETF.

Terms:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth in the Amended and Restated Exhibit A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

Foreside Fund Services, LLC		SP Funds Trust on behalf of each Fund set forth in Exhibit A severally and not jointly

By:	/s/ Teresa Cowan	By:	/s/ Irfan Chaudhry

Name:	Teresa Cowan	Name:	Irfan Chaudhry

Title:	President	Title:	Chief Executive Officer

Amended and Restated Exhibit A

to the

ETF Distribution Agreement

(December 18, 2023)

Separate Series (Funds) of SP Funds Trust

Name of Series

SP Funds S&P Global Technology ETF (SPTE)

SP Funds S&P World (ex-US) ETF (SPWO)

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